EXHIBIT 99.1

Theraclone Sciences’ Monoclonal Antibody Candidate PGT121 Suppresses HIV in Simian Models of Disease

--Study Findings Published by Collaborators in Nature--

--Theraclone Seeking Licensees and Strategic Alliances for the HIV Program--

Seattle, WA – November 4, 2013 – Theraclone Sciences, Inc., a therapeutic antibody discovery and development company, today announced that collaborators published data in the October 30th issue of Nature regarding an antibody discovered by Theraclone and the International AIDS Vaccine Initiative (IAVI) with significant potency and breadth against human immunodeficiency virus (HIV). In the study, titled “Therapeutic efficacy of potent neutralizing HIV-1-specific monoclonal antibodies in SHIV-infected rhesus monkeys,” researchers demonstrated that a single administration of PGT121 alone and in combination with an additional monoclonal antibody potently reduced levels of simian HIV below detection for weeks after dosing. Importantly, in this study, the virus did not appear to develop resistance to PGT121.

“The discovery of broadly neutralizing antibodies, or bNAbs, such as PGT121, which have the ability to target a large proportion of all major circulating HIV subtypes, has rekindled the pursuit of antibodies in the prevention and treatment of HIV and, according to the investigators in the study, the findings encourage the investigation of monoclonal antibody therapy for HIV-1 in humans,” said Kristine Swiderek, PhD, CSO of Theraclone Sciences.

As described in an earlier Nature publication in 2011, PGT121, along with a large panel of other anti-HIV bNAbs, was discovered with Theraclone’s proprietary I-STAR™ technology, which mines the human memory B-cell repertoire of naturally-occurring human antibodies to uncover those with exceptional biological activity. The result is a broadly protective, fully human monoclonal antibody with therapeutic potential to combat HIV infection.

In 2009, Theraclone and IAVI agreed to collaborate to use Theraclone’s novel I-STAR technology for isolating potent monoclonal antibodies to HIV that are broadly neutralizing from the blood of certain HIV-infected individuals who had seemingly developed a protective immune response. Such antibodies have the potential to neutralize many of the types of HIV in circulation worldwide. IAVI retains rights to develop HIV vaccines based on these antibodies, and Theraclone holds and controls the rights to develop therapeutics based on these antibodies.

“This research highlights the power of our I-STAR technology to discover potent antibodies from individuals that have developed a potent and broadly protective immune response in historically difficult-to-treat diseases,” said Clifford J. Stocks, Chief Executive Officer of Theraclone. “At this time, we are seeking licensees and strategic partnerships to capitalize on PGT121 and other HIV antibodies which represent a significant opportunity for advancements in the treatment of HIV.”

About Theraclone

Theraclone is a biopharmaceutical company focused on the discovery and development of novel, monoclonal antibody therapeutics for diseases that are devastating for patients and their families and which are a significant threat to human health. Theraclone leverages its proprietary antibody discovery technology, I-STAR™ (In-Situ Therapeutic Antibody Rescue), to identify rare human antibodies that may be developed into antibody product candidates that are potentially safer and more effective than current therapies. Theraclone has a portfolio of innovative antibodies in clinical and preclinical development targeting serious medical conditions with a significant unmet medical need and a primary focus on infectious disease and cancer, which include:

  TCN-032 - a recombinant fully human monoclonal antibody for the treatment of patients hospitalized with serious influenza
  TCN-202 - a recombinant fully human monoclonal antibody for the treatment and prevention of cytomegalovirus, or CMV infections

For more information about Theraclone, please visit www.theraclone-sciences.com. On August 1, 2013, Theraclone and PharmAthene (NYSE MKT: PIP) announced a definitive merger agreement.

About PharmAthene

PharmAthene is a leading biodefense company engaged in the development and commercialization of next generation medical countermeasures against biological and chemical threats. PharmAthene's current biodefense portfolio includes the following product candidates:

·	SparVax® - a next generation recombinant protective antigen (rPA) anthrax vaccine

·	rBChEbioscavenger - a medical countermeasure for nerve agent poisoning by organophosphorous compounds, including nerve gases and pesticides

·	Valortim® - a fully human monoclonal antibody for the prevention and treatment of anthrax infection

In addition, in May 2013, the Delaware Supreme Court issued its ruling on the appeal in our litigation with SIGA Technologies, affirming the Court of Chancery’s finding that SIGA was liable for breach of contract, reversing its finding of promissory estoppel, and remanding the case back to the Court of Chancery to reconsider the appropriate remedy and award of attorney's fees and expert witness costs in light of the Supreme Court’s opinion. For more information about PharmAthene, please visit www.PharmAthene.com.

Important Additional Information about the Proposed Merger

This communication is being made in connection with the proposed merger involving PharmAthene and Theraclone. PharmAthene has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (File No. 333-191055) ("Registration Statement") that includes a definitive proxy statement/prospectus of PharmAthene and that also includes a consent solicitation of Theraclone. The Registration Statement was declared effective by the SEC on October 29, 2013. The definitive proxy statement/prospectus/consent solicitation was mailed to the stockholders of PharmAthene and the stockholders of Theraclone on or about October 30, 2013. The proxy statement/prospectus/consent solicitation contains information about PharmAthene, Theraclone, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER AND RELATED MATTERS. In addition to receiving the proxy statement/prospectus/consent solicitation by mail, stockholders may also obtain the proxy statement/prospectus/consent solicitation, as well as other filings containing information about PharmAthene, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by contacting Stacey Jurchison at PharmAthene at (410) 269-2610.

Participants in Solicitation

PharmAthene and its executive officers and directors may be deemed to be participants in the solicitation of proxies from PharmAthene’s stockholders with respect to the matters relating to the proposed merger. Theraclone may also be deemed a participant in such solicitation. Information regarding the proposed merger is available in the definitive proxy statement/prospectus/consent solicitation that was included in the Registration Statement declared effective by the SEC on October 29, 2013 and that was first mailed to stockholders on or about October 30, 2013. Information regarding certain interests that the executive officers or directors of PharmAthene or Theraclone may have in the proposed transaction is also set forth in the definitive proxy statement/prospectus/consent solicitation.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “will,” “hopeful,” “designed,” “expect,” “objective” or similar statements are forward-looking statements. Such statements include, but not limited to, those referring to Theraclone’s clinical development activities and the expected benefits of PGT121; the expected completion and outcome of the merger and the transactions contemplated by the merger agreement and related agreements. PharmAthene and Theraclone disclaim any intent or obligation to update these forward-looking statements. Risks and uncertainties include, among others, failure to obtain necessary stockholder approval for the proposed merger and the matters related thereto; failure of either party to meet the conditions to closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of PharmAthene and Theraclone may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; the combined company’s need for and ability to obtain additional financing; risk associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the combined company’s product candidates; unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the combined company's development programs; the award of government contracts to competitors; unforeseen safety issues; unexpected determinations that these product candidates prove not to be effective or capable of being marketed as products; as well as risks detailed from time to time in PharmAthene’s annual report on Form 10-K and quarterly reports on Form 10-Q under the caption “Risk Factors” and in its other reports filed with the SEC. Copies of PharmAthene's public disclosure filings are available from its investor relations department and our website under the investor relations tab at www.PharmAthene.com.

Contact

Theraclone Sciences

Russ Hawkinson, CFO

206-805-1600

MacDougall Biomedical Communications

Doug MacDougall or Michelle Avery

781-235-3060